UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 2004

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000
(Former name or former address, if changed since last report)

Atlas Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	84-1207329

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000
(Former name or former address, if changed since last report)

This combined Form 8-K is separately filed by Atlas Air Worldwide Holdings, Inc. and Atlas Air, Inc. Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Confirmation of Plan

As previously reported, on January 30, 2004 (the “Petition Date”), Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”), and its affiliated debtor subsidiaries (each a “Debtor” and, collectively with the Company, the “Debtors”) each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, Case Nos. 04-10792-BKC-RAM through 04-10796-BKC-RAM, in the United States Bankruptcy Court for the Southern District of Florida (the “Court”). The reorganization cases are being jointly administered under the caption “In re Atlas Air Worldwide Holdings, Inc., et al., Case No. 04-10792-BKC-RAM.” During the course of the proceedings, the Debtors operated their respective businesses and managed their respective properties and assets as debtors-in-possession.

On June 8, 2004, the Debtors filed their Second Amended Joint Plan of Reorganization of the Debtors (the “Second Amended Plan”) and the Second Amended Disclosure Statement Under 11 U.S.C. §1125 in Support of the Debtors’ Chapter 11 Plan (the “Disclosure Statement”). The Court approved the Disclosure Statement on July 8, 2004, thereby authorizing the Debtors to distribute the Disclosure Statement, the Second Amended Plan and related solicitation materials to creditors and other parties in interest for purposes of soliciting their vote on the Second Amended Plan. The Court also set July 14, 2004 as the date for the confirmation hearing on the Second Amended Plan.

At the confirmation hearing, the Debtors advised the Court concerning the voting results on the Second Amended Plan. The majority of the Debtors’ significant aircraft lessors and lenders voted to accept the Second Amended Plan. In addition, the Second Amended Plan was overwhelmingly accepted by the Debtors’ general unsecured creditors, with approximately 98.45% in total dollar amount and 97.81% in total number of general unsecured creditors voting to accept the Second Amended Plan.

In addition, at the confirmation hearing, the Debtors advised the Court concerning certain modifications made to the Second Amended Plan to accommodate comments from parties in interest, certain objections and the rulings of the Court. These final modifications were incorporated into the Final Modified Second Amended Joint Plan of Reorganization for the Debtors dated as of July 14, 2004 (the “Plan”). Based on the modifications made and incorporated into the Plan and the evidence presented at the confirmation hearing, the Court overruled all remaining objections to the Plan and confirmed the Plan.

In support of confirming the Plan, on July 16, 2004, the Court entered its Order under 11 U.S.C. §§ 1129 (a) and (b) and Fed. R. Bankr. P. 3020 Confirming The Final Modified Second Amended Joint Plan of Reorganization of the Debtors dated as of July 14, 2004 (the “Confirmation Order”), and the Court concurrently entered its Findings of Fact and Conclusions of Law in support of the Confirmation Order (the “Findings and Conclusions”). A copy of the Plan is annexed to the Confirmation Order as Exhibit A. A copy of the Findings of Fact, Conclusions of Law and Order Confirming the Plan are attached hereto as Exhibit 2.1.

On July 14, 2004, the Company issued a press release relating to the confirmation of the Plan. A copy of that press release was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated July 14, 2004, and is incorporated herein by reference.

The Effective Date of the Plan is scheduled to occur on July 27, 2004, at which time the Plan will be substantially consummated through a closing of the transactions required and contemplated under the Plan.

Summary of the Plan

The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan and Disclosure Statement.

The Plan restructures the Debtors’ financial affairs by implementing the various restructuring agreements the Debtors negotiated with their aircraft lessors and lenders prior to filing bankruptcy. The Debtors’ aircraft lenders and lessors will be paid in full pursuant to these restructuring agreements. The Company will also authorize and issue new common stock (the “New Common Stock”) under the Plan to holders of general unsecured claims, except for holders of general unsecured claims against Polar, who will instead receive a fixed cash distribution of sixty percent of the amount of their allowed general unsecured claims. Twenty million shares of New Common Stock are authorized and to be issued under the Plan. Because the Company will issue New Common Stock, the Company’s previously outstanding common stock will be cancelled and extinguished under the Plan. Holders of previously outstanding equity interests in the Company will not receive any New Common Stock or other distribution under the Plan.

As to the initial allocation of New Common Stock under the Plan, general unsecured creditors (except general unsecured creditors of Polar) will receive their pro rata share of 86 percent of the New Common Stock. Certain aircraft lenders and lessors will receive an aggregate of 5.3% of the New Common Stock in exchange for concessions made by them in various restructuring agreements implemented under the Plan. Finally, 8.7 percent of the New Common Stock was offered for subscription (the “Subscription Stock”) under the Plan to Atlas general unsecured creditors pursuant to the terms of a global settlement that was reached in May 2004 and that resolved certain litigation among the Debtors, the Atlas Unsecured Creditors Committee and the Polar Unsecured Creditors Committee. The Subscription Stock was offered at the Plan value of $11.60 per share (based on an estimated equity value for the reorganized Company of $232 million), and approximately 67% of the Subscription Stock was subscribed and purchased by various creditors holding unsecured claims aggregating approximately $431 million. The balance of the Subscription Stock was subscribed and purchased by certain backstopping creditors pursuant to a put/call agreement, a copy of which is annexed to the Disclosure Statement as Exhibit F.

New Common Stock will not be distributed to the holders of Polar general unsecured claims since such holders will receive a fixed cash recovery of sixty percent of their allowed claims

Accordingly, shares of the New Common Stock will be allocated as follows:

Equity Ownership

Party	%	Shares
Certain aircraft lessors and lenders	5.3%	1,060,000
General Unsecured Claims	86.0%	17,202,666
Shares Offered for Subscription	8.7%	1,737,334

Total	100.0%	20,000,000

The Debtors’ financial advisor has estimated the consolidated reorganization value and equity value for the Debtors, and this estimate is discussed in Article 12 of the Disclosure Statement. The Debtors’ financial advisor employed an imputed estimate of the range of equity value for the Debtors as reorganized between $182 million and $282 million, with a point estimate of $232 million. Based on the point estimate for equity value of $232 million, the Debtors estimated a 35.4% recovery to unsecured creditors assuming total unsecured claims of approximately $564 million. Estimation of this recovery to unsecured creditors is discussed in Article 12 of the Disclosure Statement.

The Plan also approves the implementation of certain management incentive and stock option plans called the “Management Incentive Plan” and the “Other Employees Stock Option Plan.” Shares of New Common Stock issued under these plans will dilute the initial allocation of New Common Stock discussed above (additional shares will be issued above the 20 million initially issued under the Plan). Accordingly, the initial allocation of New Common Stock will be subject to dilution as illustrated in the following table:

Equity Ownership
(Dilution)

Party	%	Shares
Certain aircraft lessors and lenders	4.6%	1,060,000
General Unsecured Claims	75.5%	17,202,666
Shares Offered for Subscription	7.6%	1,737,334
Management Incentive Plan	10.0%	2,277,256
Other Employees Stock Option Plan	2.2%	495,303

Total	100.0%	22,772,559

Information as to Assets and Liabilities

A statement of the assets and liabilities of the Debtors is contained in the Disclosure Statement, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

Designation	Description
2.1	Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. ss.ss. 1129 (a) and (b) and Fed. R. Bankr. P. 3020 Confirming the Final Modified Second Amended Joint Plan of Reorganization of Atlas Air Worldwide Holdings, Inc. and Its Affiliated Debtors and Debtors-in-Possession

99.1	Second Amended Disclosure Statement Under 11 U.S.C. 1125 In Support of the Debtors’ Second Amended Joint Chapter 11 Plan

99.2	Press Release of Atlas Air Worldwide Holdings, Inc. announcing confirmation of the Plan incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated July 14, 2004

* * *

The Company may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, business prospects, anticipated expense savings and financial results, anticipated results of legal proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only the Company’s beliefs regarding future events, which are inherently uncertain. There are a variety of factors, many of which are beyond the Company’s control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statement. These factors include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of its financing facilities; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; demand for cargo services in the markets in which the Company operates; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the Company’s products; pending and future litigation; the commencement of public trading and market acceptance of the Company’s new common stock; and other risks and uncertainties set forth from time to time in the Company’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.
Dated: July 26, 2004	By:	/s/ David W. Lancelot
Senior Vice President &
Chief Financial Officer

Atlas Air, Inc.
Dated: July 26, 2004	By:	/s/ David W. Lancelot
Senior Vice President &
Chief Financial Officer

EXHIBIT INDEX

Designation	Description
2.1	Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. ss.ss. 1129 (a) and (b) and Fed. R. Bankr. P. 3020 Confirming the Final Modified Second Amended Joint Plan of Reorganization of Atlas Air Worldwide Holdings, Inc. and Its Affiliated Debtors and Debtors-in-Possession

99.1	Second Amended Disclosure Statement Under 11 U.S.C. 1125 In Support of the Debtors’ Second Amended Joint Chapter 11 Plan

99.2	Press Release of Atlas Air Worldwide Holdings, Inc. announcing confirmation of the Plan incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated July 14, 2004